AMENDMENT TO
                        FUND ACCOUNTING SERVICE AGREEMENT

This Amendment to the Fund Accounting Service Agreement is made as of this 1st day of September, 2002, between the ICON Funds (the "Funds) and US Bancorp Fund Services, LLC ("US Bancorp").

WHEREAS, the Funds and US Bancorp entered into an agreement dated October 9, 1996 as subsequently amended, to have US Bancorp provide to the Funds certain accounting services. The Funds and US Bancorp hereby amend paragraph 11 of the Agreement to reflect that the following portfolios are currently covered under this Agreement:

I.    Portfolios that are no-load and have no 12b-1 fees:

      U.S. Equity Funds
      ICON Consumer Discretionary Fund
      ICON Energy Fund
      ICON Financial Fund
      ICON Healthcare Fund
      ICON Industrials Fund
      ICON Information Technology Fund
      ICON Leisure & Consumer Staples Fund
      ICON Materials Fund
      ICON Telecommunications & Utilities Fund

      Foreign Equity Funds
      ICON Asia-Pacific Region Fund
      ICON North Europe Region Fund
      ICON South Europe Region Fund
      ICON Western Hemisphere Fund

      Fixed Income Funds
      ICON Short-Term Fixed Income Fund

II.   Portfolios with a 12b-1 plan:

      ICON Bond Fund
      ICON Core Equity Fund (formerly ICON Fund)
      ICON Covered Call Fund
      ICON Equity Income Fund
      ICON Long/Short Fund

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This Amendment may be  contemporaneously  executed in two or more  counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first written above.

ICON FUNDS                               US BANCORP FUND SERVICES, LLC

By: /s/ Andra C. Ozols                   By: /s/ James R. Tiegs
    ------------------                       ------------------
Name:   Andra C. Ozols                   Name:  James R. Tiegs
Title:  Secretary                        Title:  Vice President

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